UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) July 5, 2005

                               SHELTER PROPERTIES VI
               (Exact name of Registrant as specified in its charter)


            South Carolina             0-13261                57-0755618
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation or        File Number)        Identification Number)
           organization)
                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

Shelter Properties VI Limited Partnership (the "Registrant") a South Carolina limited partnership owns Carriage House Apartments, a 102-unit apartment complex located in Gastonia, North Carolina ("Carriage House"). On May 19, 2005, the Partnership, and eight other partnerships that own apartment complexes containing 1,666 units, collectively (the "Selling Partnerships"), entered into a Purchase and Sale Contract (the "Purchase Agreement") with a third party, Juniper Investment Group, Ltd, a Texas limited partnership (the "Purchaser") to sell the nine apartment complexes owned by the Partnerships to the Purchaser for a total sales price of $62,300,000, of which $3,500,000 represents the sales price for Carriage House. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the corporate general partner of the Partnership ("AIMCO Properties").


On July 5, 2005, the Purchaser terminated the Purchase Agreement. On July 7, 2005, the Selling Partnerships and the Purchaser entered into the Second Amendment to the Purchase and Sale Contract, which had the effect of reinstating the Purchase Agreement. There were no material changes to the Purchase Agreement as described in the Registrant's Current Report on Form 8-K dated May 19, 2005.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              SHELTER PROPERTIES VI


                              By: Shelter Realty VI Corporation
                                  Corporate General Partner


                              By: /s/Martha L. Long
                                  Martha L. Long
                                  Senior Vice President


                              Date: July 11, 2005